Exhibit 99.01

Symantec Announces Chief Financial Officer Transition Plan

01/31/2019

MOUNTAIN VIEW, Calif.—(BUSINESS WIRE)— Symantec Corp. (NASDAQ:SYMC) today announced that Nicholas Noviello will be stepping down from his role as Executive Vice President and Chief Financial Officer in the coming months to pursue other opportunities. Mr. Noviello will continue as CFO until a successor is appointed and will assist in a smooth transition. The Company is initiating a comprehensive search to identify a new CFO.

Mr. Noviello was CFO of Blue Coat, and joined Symantec as Chief Integration Officer upon the closing of the Blue Coat acquisition in August 2016. He was appointed as Symantec’s CFO in December 2016, managing a broad set of finance and operational responsibilities.

“Nick and I have worked closely for over three years, first at Blue Coat as we prepared for a public offering, and then at Symantec where he led our cost reduction and integration efforts before becoming Symantec’s CFO,” said Greg Clark, Symantec President and CEO. “Nick’s financial expertise, tireless efforts to drive integration and transformation across the Company, and focus on improving our business systems and operational processes have laid a strong foundation for Symantec’s future. On behalf of our Board and management team, I thank Nick for his partnership, as well as his leadership and contributions to our company, including his willingness to continue to serve as CFO and assist in a thoughtful transition. We wish Nick the very best in his future endeavors.”

“It has been a privilege to work alongside Greg and serve as CFO of Symantec, and I am proud of all we have accomplished,” said Mr. Noviello. “I continue to be a strong believer in Symantec’s mission, and am confident that the Company is well positioned to execute on its strategic initiatives and build on its momentum in Enterprise Security and Consumer Digital Safety. I am grateful to my colleagues and talented finance and operations team for their support, and I am committed to staying on through this process to help identify a strong successor and ensure a seamless transition.”

About Symantec

Symantec Corporation (NASDAQ: SYMC), the world’s leading cyber security company, helps organizations, governments and people secure their most important data wherever it lives. Organizations across the world look to Symantec for strategic, integrated solutions to defend against sophisticated attacks across endpoints, cloud and infrastructure. Likewise, a global community of more than 50 million people and families rely on Symantec’s Norton and LifeLock product suites to protect their digital lives at home and across their devices. Symantec operates one of the world’s largest civilian cyber intelligence networks, allowing it to see and protect against the most advanced threats. For additional information, please visit www.symantec.com or connect with us on Facebook, Twitter, and LinkedIn.

Forward-Looking Statements: This press release contains statements which may be considered forward-looking within the meaning of the U.S. federal securities laws, including statements regarding the Company’s leadership transition plan and the expected benefits to Symantec, its customers, stockholders and investors. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: general business and economic conditions; our ability to integrate acquired businesses and realize the expected benefits of the acquisitions; matters arising out of our completed Audit Committee investigation and the ongoing U.S. Securities and Exchange Commission investigation; fluctuations and volatility in Symantec’s stock price; the ability of Symantec to successfully execute strategic plans; the ability to maintain customer and partner relationships; the ability of Symantec to achieve its cost and operating efficiency goals; the anticipated growth of certain market segments; Symantec’s sales pipeline and business strategy; fluctuations in tax rates and foreign currency exchange rates and the impact of any tax reform legislation; the impact related to Symantec’s adoption of the new revenue accounting standard and future adoption of other accounting standards; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and the degree to which these products gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Symantec assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Symantec’s most recent reports on Form 10-K and Form 10-Q.

MEDIA CONTACT:

Lauren Armstrong

Symantec Corp.

(650) 448-7352

Lauren_Armstrong@symantec.com

INVESTOR CONTACT:

Cynthia Hiponia

Symantec Corp.

(650) 527-8020

Cynthia_Hiponia@symantec.com